Exhibit 10.1

Execution Version

AMENDMENT TO

SUPPLY, OFFTAKE AND PROCESSING AGREEMENT

This AMENDMENT TO SUPPLY, OFFTAKE AND PROCESSING AGREEMENT (this “Amendment”) is made and entered into as of February 13, 2026 and is by and between Shell Trading (US) Company, a Delaware corporation (“STUSCO”), and Integrated Rail & Resource Acquisition Corp., a Delaware corporation (“IRRX”).

RECITALS

WHEREAS, STUSCO and IRRX previously entered into that certain Supply, Offtake and Processing Agreement dated as of May 7, 2025 (the “Agreement”);

WHEREAS, pursuant to Section 32 of the Agreement, any amendment to the Agreement must be in writing and executed by STUSCO and IRRX; and

WHEREAS, STUSCO and IRRX desire to amend the Agreement to (i) increase IRRX’s debt limit and (ii) remove certain of STUSCO’s reimbursement obligations, in each case, under the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

AGREEMENT

SECTION 1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement and except as otherwise provided, section references are to those in the Agreement.

SECTION 2. Amendment to the Definitions of the Agreement. The Definitions of the Agreement are amended and restated or added, as applicable, as set forth below:

“Daily SOFR” means, for any day, the rate per annum equal to SOFR for the day that is a specified number of Business Days prior to such day, as published by the Federal Reserve Bank of New York (or any successor administrator of such rate), on its website.

“Loan Agreement means a loan agreement or other document or documents evidencing financing IRRX secures, such financing not to exceed Sixty Million Dollars ($60,000,000) for purposes of this Agreement, to consummate the purchase, refurbishment, or other activities related to the acquisition, operation, construction, refurbishment, or development of the Facility.”

“Pre-payment Penalties shall have the meaning as set forth in Section 41.2.”

“SOFR” means the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or any successor administrator of such rate).

“Suspension Termination Payment shall have the meaning as set forth in Section 41.2.”

SECTION 3. Amendment to Section 13(c)(ii) of the Agreement. Section 13(c)(ii) of the Agreement is amended and restated as set forth below:

c.	“Suspension of Certain Fees

(i)	Subject to Section 10 and this Section 13, and in all months during the Term, STUSCO shall pay the Fixed Operating Cost and Capital Cost to IRRX at all times and as set forth in this Agreement; provided, however, that if IRRX fails to process the Nominated amounts in one or more months during the Term giving rise to Deficiency Credits (as described in Section 15) with a value in excess of [Redacted] worth of [Redacted] (such amount being the “Deficiency Credit Threshold”), IRRX shall reduce STUSCO’s monthly payment obligations by an amount proportionate to the percentage of Nominations accepted and actually processed and delivered during the applicable period. If there are remaining Deficiency Credits after the reduction in payment obligations described above for a particular month, STUSCO may elect to utilize Deficiency Credits to reduce the Arbitrage Adjustment payable to IRRX as described in Section 14 below. For the avoidance of doubt, any modification of payment terms resulting from this Section 13(c) shall cease and be of no further force or effect at times when IRRX has reduced the Deficiency Credits value below the Deficiency Credit Threshold.

(ii)	[Redacted]. During the Cost Suspension, STUSCO shall not provide Nominations to IRRX. STUSCO shall provide sixty (60) days’ prior written notice to resume Fixed Operating Cost payments and Capital Cost Payments as STUSCO resumes Nominations. Notwithstanding anything to the contrary contained in this Agreement, (i) during any Cost Suspension, IRRX shall be permitted to market any unused capacity to third parties without regard to any exclusivity provisions in this Agreement that would otherwise apply, (ii) STUSCO shall continue to make Capital Cost Payments as set forth in this Section, and (iii) STUSCO’s obligation to make Capital Cost Payments shall be reduced on a dollar for dollar basis for any unused capacity contracted for by third parties. An example of the reduction in Capital Cost payments is shown below:

This illustrative example assumes notice is given at the beginning of month 1.

[Redacted]	[Redacted]	[Redacted]	[Redacted] (1), (2), (3)	[Redacted]
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(1) [Redacted]

(2) [Redacted]

(3) [Redacted]

SECTION 4. Amendment to Section 41.2 of the Agreement. Section 41.2 of the Agreement is amended and restated in its entirety as set forth below:

“41.2. If (a) the Conditions Precedent Completion Date and the Commencement Date have both occurred and (b) IRRX is not then in default under any of the terms of this Agreement, then if this Agreement is terminated or expires due to (i) a Suspension Termination elected by STUSCO prior to the tenth (10th) anniversary of the Commencement Date, (ii) non-renewal by STUSCO after the Initial Term but prior to the tenth (10th) anniversary of the Commencement Date, or (iii) non-renewal by STUSCO after the first Renewal Term but prior to the tenth (10th) anniversary of the Commencement Date, then STUSCO will pay an amount equal to the Suspension Termination Amount for the applicable month shown on Annex I (the “Suspension Termination Payment”). The Suspension Termination Payment will be paid by STUSCO in one (1) lump sum payment within twenty (20) Business Days after receipt by STUSCO of an invoice from IRRX showing the amount. For the avoidance of doubt, no additional amounts shall be payable by STUSCO in connection with any termination or expiration described in this Section 41.2 other than the Suspension Termination Payment, and, specifically, no reimbursement of long-term preservation, wind-down or similar costs of the Facility and no ‘turndown’ fee or similar charge shall be due, including in the event STUSCO ceases providing nominations (including during any Cost Suspension or Extended Suspension). For avoidance of doubt, STUSCO will not be responsible for any ‘Prepayment Penalties’ or any other termination or other penalties or amounts that may be due under the Loan Agreement (“Prepayment Penalties”) by IRRX, and STUSCO shall have no obligation to pay any prepayment premium, penalty, make-whole or similar charge under any Loan Agreement. The Parties agree and acknowledge that STUSCO will receive a copy of the Loan Agreement and that the Loan Agreement received and acknowledged by STUSCO will be used for any purposes under this Agreement.”

SECTION 5. Amendment to Annex I. Annex I of the Agreement is hereby amended and restated in its entirety and replaced by the Annex I attached to this Amendment.

SECTION 6. Full Force and Effect. Except as modified hereby, all of the terms and provisions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.

SECTION 7. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date first set forth above.

STUSCO:

SHELL TRADING (US) COMPANY

By:	/s/ Guido Sijbers
Name:	Guido Sijbers
Title:	Vice President

[Signature Page to Amendment to Supply, Offtake and Processing Agreement]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date first set forth above.

IRRX:

INTEGRATED RAIL & RESOURCE ACQUISITION CORP.

By:	/s/ Brian M. Feldott
Name:	Brian M. Feldott
Title:	Chief Executive Officer

[Signature Page to Amendment to Supply, Offtake and Processing Agreement]

ANNEX I

[Redacted]

[Signature Page to Amendment to Supply, Offtake and Processing Agreement]